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                                     EXHIBIT 21.1


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                                     EXHIBIT 21.1


                             SUBSIDIARIES OF THE COMPANY


                                             JURISDICTION OF
                                                ORGANIZATION
                                                ------------

INPUT/OUTPUT OF CANADA, INC.                       DELAWARE
I/O INTERNATIONAL, INC.                            DELAWARE
I/O EASTERN, INC.                                  DELAWARE
OUTPUT EXPLORATION COMPANY, INC.                   DELAWARE
IPOP MANAGEMENT, INC.                              DELAWARE
GLOBAL CHARTER CORPORATION                         DELAWARE
I/O SENSORS, INC.                                  DELAWARE
MICROFLOW ANALYTICAL, INC.                         DELAWARE
TESCORP SEISMIC PRODUCTS, INC.                     DELAWARE
I/O CABLE, INC.                                    DELAWARE
I/O EXPLORATION PRODUCTS (U.S.A.), INC.            DELAWARE
I/O EXPLORATION PRODUCTS (U.K.), INC.              DELAWARE
SENSOR NEDERLAND B.V.                              NETHERLANDS
DE REGT SPECIAL CABLE LTD.                         IRELAND